Exhibit 8

                                  Subsidiaries



A. ASE Holding Limited, a corporation organized under the laws of Bermuda, and its subsidiaries:

         (1) ASEP Realty Corporation, a corporation organized under the laws of the Philippines;

         (2) ASE Holding Electronics (Philippines) Inc., a corporation organized under the laws of the Philippines;

         (3) ASE Holding (Singapore) Pte. Limited, a corporation organized under the laws of Singapore; and

         (4) ASE Investment Inc. (Labuan), a holding company organized under the laws of Malaysia.

B. ASE Marketing Services Ltd., a corporation organized under the laws of Hong Kong.

C. ASE Investment Inc., a corporation organized under the laws of the Republic of China.

D. ASE Capital Inc., a corporation organized under the laws of the Republic of China.

E. ASE (Chung Li) Inc., a corporation organized under the laws of the Republic of China.

F.       ASE (Korea) Inc., a corporation organized under the laws of Korea.

G. ASE Technologies, Inc., a corporation organized under the laws of the Republic of China, and its subsidiaries ASE Tech. Inc. and Transmonde Inc., both organized under the laws of the state of California, U.S.A.

H. J&R Holding Limited, and its wholly-owned subsidiary J&R Industrial Inc., both organized under the laws of Bermuda.. J&R Holding Limited has a subsidiary, ASE Test Limited.

         (1)      ASE Test Limited has four wholly-owned subsidiaries:

                  (a) ASE Test Inc., a corporation organized under the laws of the Republic of China;

                  (b) ASE Test Holdings Ltd, a corporation organized under the laws of the Cayman Islands, and its majority owned subsidiary, ISE Labs, Inc., a corporation organized under the laws of the state of California, U.S.A. ISE Labs, Inc. has four subsidiaries:

                         (i) ISE Labs Hong Kong Limited, a corporation organized under the laws of Hong Kong.

                         (ii) ISE Labs Singapore Pte Limited, a corporation organized under the laws of Singapore.

                         (iii) ISE Technology, Inc., a corporation organized
                               under the laws of California.

                         (iv) Digital Testing Services Inc., a corporation organized under the laws of California.

                  (c) ASE Test Finance Limited, a corporation organized under the laws of Mauritius; and


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                  (d)    ASE Holding (Singapore) PTE Ltd., a corporation
                         organized under the laws of Singapore, and its wholly owned subsidiary, ASE Electronics (M) Sdn Bhd, Inc., a corporation organized under the laws of Malaysia.

I. Advanced Semiconductor Engineering, Inc. has a controlling interest in the following companies:

         (1) ASE Material Inc., a corporation organized under the laws of the Republic of China; and

         (2) Universal Scientific Industrial Co. Ltd., a corporation organized under the laws of the Republic of China.